Exhibit 10.3

AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT

Amendment No. 1 to Master Repurchase Agreement, dated as of May 3, 2018 (this “Amendment”), by and among PennyMac Operating Partnership, L.P. ( “POP”), PennyMac Corp. (“PMC”, and together with POP, each individually a “Seller”, and collectively the “Sellers”), PennyMac Mortgage Investment Trust (“Guarantor”) and Royal Bank of Canada (the “Buyer”).

RECITALS

Buyer, Sellers and Guarantor are parties to that certain (a) Master Repurchase Agreement, dated as of April 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) the related Pricing Side Letter, dated as of April 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is a party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of April 17, 2018, made by the Guarantor in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement, Pricing Side Letter and Guaranty, as applicable.

Buyer, Sellers and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer, Sellers and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

Section 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 adding the following definition in its proper alphabetical order:

“Disbursement Account” has the meaning set forth in the Custodial Agreement.

1.2 deleting the definition of “Custodial Agreement” in its entirety and replacing it with the following

“Custodial Agreement” means the Amended and Restated Custodial and Disbursement Agreement dated as of May 3, 2018, among Sellers, Buyer and Custodian as the same may be amended, restated, supplemented or otherwise modified from time to time.

Section 2.Security Interest.  Section 8(a) of the Existing Repurchase Agreement is hereby amended by deleting subsections (i) and (ii) in their entirety and replacing them with the following:

(a)Security Interest.

(i)On each Purchase Date, each Seller hereby sells, assigns and conveys all of its rights and interests in the Purchased Assets identified on the related Asset Schedule and the Repurchase Assets.  Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, each Seller hereby pledges to Buyer as security for the performance by Sellers of their Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Assets, the Disbursement Account, any Agency Security or right to receive such Agency Security when issued but only to the extent backed by any of the Purchased Assets, the Records, and all Servicing Rights, Income, Ancillary Income and Advance Reimbursements related to the Purchased Assets, Mortgage Files related to the Purchased Assets, the Facility Documents (to the extent such Facility Documents and Sellers’ rights thereunder relate to the Purchased Assets), any Property relating to any Purchased Asset or the related Mortgaged Property, any Takeout Commitments relating to any Purchased Asset, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), any Income relating to any Purchased Asset, any Interest Rate Protection Agreements to the extent relating to any Purchased Asset, and any other contract rights, accounts (including any interest of any Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Asset and any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, all collateral under any other secured debt facility (including, without limitation, any facility documented as a repurchase agreement or similar purchase and sale agreement) between any Seller or its Affiliates on the one hand and Buyer or Buyer’s Affiliates on the other, and all substitutions or replacements of any and all of the foregoing and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Custodian Asset Transmission with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Primary Repurchase Assets”).

(ii)In order to further secure the Obligations, each of POP and PMC hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of POP’s and PMC’s right, title and interest in, to and under the Underlying Repurchase Assets subject to an Underlying Repurchase Transaction, the Disbursement Account, the Records and all Servicing Rights related to the Underlying Repurchase Assets, Ancillary Income and Advance Reimbursements related to the Underlying Repurchase Assets, the Facility Documents (to the extent such Facility Documents and each of POP’s and PMC’s right thereunder relate to the Underlying Repurchase Assets), any Property relating to any Underlying Repurchase Asset or the related Mortgaged Property, any Takeout Commitments relating to any Underlying Repurchase Asset, all insurance policies and insurance proceeds relating to any Underlying Repurchase Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), any Income relating to any Underlying Repurchase Asset, any Interest Rate Protection Agreements to the extent relating to any Underlying Repurchase Asset, and any other contract rights, accounts (including any interest of POP or PMC in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Underlying Repurchase Asset and any other assets relating to the Underlying Repurchase Assets (including, without limitation, any other accounts) or any interest in the Underlying Repurchase Assets, all collateral under any other secured debt facility (including, without limitation, any facility documented as a repurchase agreement or similar purchase and sale agreement) between any Seller or its Affiliates, on the one hand, and Buyer or Buyer’s Affiliates, on the other, and all substitutions or replacements of any and all of the foregoing and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Custodian Asset Transmission with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Underlying Transaction Repurchase Assets”, together with the Primary Repurchase Assets, the “Repurchase Assets”).  This paragraph is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and transactions hereunder as defined under Section 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 3.Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)this Amendment, executed and delivered by a duly authorized officer of the Buyer, the Sellers and the Guarantor;

(b)an Amended and Restated Custodial and Disbursement Agreement, dated as of May 3, 2018, executed and delivered by a duly authorized officer of the Buyer, the Sellers and Deutsche Bank National Trust Company, in its capacity as custodian and disbursement agent for Buyer;

(c)the filing of duly authorized Uniform Commercial Code financing statements on Form UCC-3, as is necessary, or in the opinion of Buyer, desirable to perfect Buyer’s interests in the Repurchase Assets;

(d)the filing of duly authorized Uniform Commercial Code financing statements on Form UCC-3, as is necessary, or in the opinion of Buyer, desirable to perfect Buyer’s interests in the Underlying Repurchase Assets; and

(e)such other documents as the Buyer or counsel to the Buyer may reasonably request.

Section 4.Representations and Warranties.  Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.

Section 5.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 6.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together constitutes one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

Section 7.Severability.  Each provision and agreement herein will be treated as separate and independent from any other provision or agreement herein and will be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 8.GOVERNING LAW.  THIS AMENDMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 9.Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the terms “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Sellers to Buyer under the Existing Repurchase Agreement, as amended hereby.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL BANK OF CANADA, as Buyer

By:	/s/ Johnathan King
Name:	Johnathan King
Title:	Managing Director

PENNYMAC CORP., as a Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Seller

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer